GulfMark to Present at the
2007 RBC Capital Markets Energy Conference

May 29, 2007 - Houston - GulfMark Offshore, Inc. (NASDAQ:GMRK) announced today that Bruce Streeter, President and Chief Executive Officer, and Edward Guthrie, Executive Vice President and Chief Financial Officer, will present at the 2007 RBC Capital Markets Energy Conference held in New York, New York, on Wednesday, June 6, 2007 at 9:40 a.m. EDT.

The presentation slides will be made available on GulfMark’s web site prior to the company’s actual presentation.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty-one (61) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact:    Russell K. Bay, Vice President - Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
(713) 963-9522

Edward A. Guthrie, Executive Vice President & CFO
E-mail: Ed.Guthrie@GulfMark.com
(713) 963-9522

Certain statements and answers to questions during the company’s presentation and projections shown on the company’s slide presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements made during the presentation or projections depicted on the company’s slide presentation should not be regarded as representations that the projected outcomes can or will be achieved.